EXHIBIT 7.03

Execution Version

Dated 26 November 2012

FACILITY AGREEMENT

between

Golden Bridge Holdings Limited
as Borrower

and

China Development Bank Corporation Hong Kong Branch
as Lender

relating to a

US$320,000,000 Term Loan Facility

i

THIS AGREEMENT is dated 26 November 2012 and made between:

(1)	Golden Bridge Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability whose registered office is at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, PO Box 2804, George Town, Grand Cayman, KY1-1112, Cayman Islands as borrower (the “Borrower”); and

(2)	CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH, with its principal place of business in Hong Kong at 33/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong as lender (the “Lender”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account Agreement” means the account agreement executed or to be executed between the Level-1 Onshore Sub, the Borrower, Falcon, the Deposit Pledgor, the Lender, the Offshore Account Bank and the Onshore Account Bank in respect of the Offshore Debt Service Reserve Account and the Onshore Reserve Account in the Agreed Form.

“Acquisition” means the acquisition by the Borrower of the Target by way of a merger of Merger Sub with and into the Target, pursuant to the terms of the Acquisition Documents, with the Target to be the surviving corporation of such merger.

“Acquisition Agreement” means the Agreement and Plan of Merger to be made among the Borrower, Merger Sub and the Target in the Agreed Form.

“Acquisition Closing Date” means the “Closing Date” under and as defined in the Acquisition Agreement.

“Acquisition Consideration” means the aggregate consideration for the Target Shares payable under the Acquisition Agreement as described in the Funds Flow Statement.

“Acquisition Documents” means the Acquisition Agreement, each Buyer Group Contract (as defined in the Acquisition Agreement) and any other document designated as an “Acquisition Document” by the Lender and the Borrower.

“Acquisition Effective Time” means the “Effective Time” under and as defined in the Acquisition Agreement.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreed Form” means with respect to any document:

(a)	substantially in the form agreed by the Borrower and the Lender prior to the Signing Date; or

(b)	in form and substance acceptable to the Borrower and the Lender each acting reasonably.

“Applicable GAAP” means:

(a)	in the case of the Target, US GAAP; and

(b)	in the case of Holdco or the Borrower, US GAAP or IFRS.

“Articles of Merger” means the articles of merger to be filed by the parties to the Acquisition Agreement with the Secretary of State of the State of Delaware with respect to the Acquisition.

“Auditors” means, with respect to any relevant entity, the initial auditors of such entity at the Signing Date, or any other firm which is appointed by such entity in accordance with Clause 21.23 (Auditors).

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the Signing Date to and including (a) the date falling twelve (12) Months from the Signing Date, or (b) such later date as approved the Lender in its sole discretion.

“Borrower Share Mortgage” means the equitable share mortgage executed or to be executed in the Agreed Form by Holdco as mortgagor in favour of the Lender in respect of the entire Equity Interest of the Borrower.

“Break Costs” means the amount (if any) by which:

(a)	the interest which the Lender should have received pursuant to the terms of this Agreement for the period from the date of receipt of all or any part of the Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount of such Loan or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which the Lender would be able to obtain by placing an amount equal to the principal amount of such Loan or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business:

(a)	in relation to the determination of any interest rate, London;

(b)	in relation to any payment or purchase of US Dollars, New York;

(c)	in relation to any Interest Payment Date, any Repayment Date or the Account Agreement, Hong Kong and PRC; and

(d)	for all other purposes, Hong Kong.

“Change of Control” means, without the prior written consent of the Lender:

(a)	Holdco ceases to beneficially and legally hold directly the entire Equity Interest of the Borrower; and/or

(b)	prior to a Listing, Mr. Zhu and/or Mr. Ben sell, transfer or otherwise dispose of any of their beneficial holding (whether direct or indirect) in the Borrower; and/or

(c)	prior to a Listing, (i) the aggregate of Mr. Zhu’s and Mr. Ben’s beneficial holding (whether direct or indirect) in the Borrower falls below 51% of the entire Equity Interest of the Borrower, and thereafter (ii) any further reduction in Mr. Zhu’s and/or Mr. Ben’s beneficial holding (whether direct or indirect) in the Borrower; and/or

(d)	at any time following the Acquisition Effective Time, the Borrower’s beneficial holding (whether direct or indirect) in any of the Target Group Member falls below such holding in that Target Group Member immediately after the Acquisition Effective Time (as a result of a disposal or any other reason); and/or

(e)	Mr. Zhu and Mr. Ben (collectively) cease to control, directly or indirectly, the Borrower or, at any time following the Acquisition Effective Time, any other Group Member. For the purposes of this definition, “control” of a person means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(ii)	give directions with respect to the management, financial or other policies of that person with which the directors or other equivalent officers of that person are obliged to comply.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Compliance Certificate).

“Corporate Obligors” means the Borrower, Holdco, Falcon, the Deposit Pledgor and any holder of any newly issued Equity Interest of the Borrower which enters into a share mortgage in favour of the Lender in accordance with Clause 21.17 (Share capital) from time to time; and “Corporate Obligor” means any of them.

“Currency Event” means any change (either expressed to be permanent or which continues to be in effect for more than thirty (30) days) in the laws or the regulations of the PRC or the policies of any Governmental Agency in the PRC which prohibits or substantially restricts (a) the conversion of any amount from RMB to US Dollars and/or (b) the making of any dividend or other distributions from any entity that is established in the PRC to its immediate parent company and which would, in either case, affect the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents.

“Deed of Undertaking” means a deed of undertaking executed or to be executed in the Agreed Form by each Personal Guarantor in favour of the Lender, pursuant to which each Personal Guarantor undertakes, among others, (a) that he or she shall use his or her best endeavors to obtain and effect the “Relevant Approvals” as defined thereunder; and (b) that he or she will not incur or allow to remain outstanding any guarantee or indemnity in respect of any obligation of any person or create or permit to subsist any Security or Quasi-Security (as defined under Clause 21.8 (Negative Pledge)) over any of his or her assets (except as granted under or in connection with the Finance Documents and/or the Acquisition and the financing related thereto) without prior written consent of the Lender.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) or any other Finance Document which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Deposit Pledgor” means a Group Member to be designated by the Borrower and agreed by the Lender prior to entering into the Account Agreement.

“DSR Accounts” has the meaning given to it under the Account Agreement.

“Disclosed Litigation” has the meaning given to it in Clause 18.15 (No proceedings pending or threatened).

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Group Member conducted on or from the properties owned or used by the Group Member.

“Equity Interest” of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default) or any other Finance Document.

“Existing Target Facilities” means the existing facilities as described in Schedule 6 (Existing Target Facilities).

“Facility” means the term loan facility to be made available under this Agreement as described in Clause 2 (The Facility), as the same may be reduced, varied or cancelled in accordance with the terms of this Agreement.

“Facility Office” means the office or offices notified by the Lender to the Borrower in writing on or before the date of this Agreement (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Falcon” means Falcon Link Investment Limited, a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands, which beneficially and legally owns directly the entire Equity Interest of the Level-1 Onshore Sub.

“FATCA” means:

(a)	sections 1471 to 1474 of the US Internal Revenue Code of 1986 (the "Code") or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if the Lender is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Finance Documents” means:

(d)	this Agreement,

(e)	the Personal Guarantee,

(f)	the Deed of Undertaking,

(g)	each Security Document,

(h)	the Target Undertaking Letter, and

(i)	any other document designated as such by the Lender and the Borrower.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks and other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Applicable GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction , only the marked to market value (or, if any actual amount is due as a result of the termination or close out of the Treasury Transaction, the amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Fixed Deposit Account” has the meaning given to it under the Account Agreement.

“Funds Flow Statement” means the funds flow statement in the Agreed Form.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

“Group” means Holdco and each of its Subsidiaries (including, but only after the Acquisition Effective Time, each Target Group Member), in each case for the time being and “Group Member” means any of those persons.

“Group Structure Chart” means the structure chart of the Group and the Target Group delivered to the Lender pursuant to Clause 4.1 (Initial conditions precedent), as updated from time to time in accordance with paragraph (b) of Clause 19.2 (Provision and contents of Compliance Certificates).

“Holdco” means Jinqiao Investments Limited, a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, which beneficially and legally owns 100% of Equity Interest of the Borrower as of the Utilisation Date.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS” means the International Financial Reporting Standards adopted by the International Accounting Standards Board and its predecessors and successors, consistently applied, in effect as of the Signing Date and from time to time.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Intellectual Property” means:

(a)	any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets (which may now or in the future subsist).

“Interest Payment Date” has the meaning given to it in Schedule 3 (Table of Interest Payment Dates and Repayment Dates).

“Interest Period” means (a) in relation to the Loan, each period determined in accordance with Clause 10 (Interest Periods), and (b) in relation to an Unpaid Sum, each period determined in accordance with Clause 9.3 (Default interest).

“Legal Reservations” means:

(a)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, or subject to defences of set-off or counterclaim;

(c)	each Personal Guarantor, to the extent that the laws of PRC are applicable, being subject to the “Relevant Approvals” under and as defined in the Deed of Undertaking; and

(d)	any matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

“Level-1 Onshore Sub” means Henan Zhongpin Food Co., Ltd. (河南众品食品有限公司), a company incorporated in the PRC.

“LIBOR” means, in relation to the Loan or any Unpaid Sum, the applicable Screen Rate at 11:00 a.m. (London time) on the Quotation Day for which an interest rate is to be determined for the offering of deposits in US Dollars for a period of six (6) Months and if such rate is below zero, LIBOR will be deemed to be zero.

“Listing” means a listing of all or any part of the share capital of (a) any Group Member, or (b) any company which at any time owns (whether directly or indirectly) a majority Equity Interest in the Borrower, in each case on any recognised investment exchange and/or any other sale or issue by way of flotation or public offering or any equivalent transactions or circumstances in relation to that Group Member or such company in any country.

“Loan” means the loan made or to be made by the Lender under the Facility or, as the case may be, the principal amount outstanding for the time being of that loan.

“Major Default” means

(a)	with respect to the Borrower or Merger Sub only, any circumstances constituting a Default under any of Clause 22.1 (Non-Payment), Clause 22.4 (Other obligations) insofar as it relates to a breach of Clause 21.8 (Negative pledge); Clause 21.9 (Holding Companies); Clause 21.12 (Disposals); Clause 21.13 (Loans out); Clause 21.14 (No Guarantees or indemnities); and Clause 21.16 (Financial Indebtedness), Clause 22.5 (Misrepresentation) insofar as it relates to any Major Representation, Clause 22.7 (Insolvency), Clause 22.8 (Insolvency proceedings), Clause 22.9 (Creditors’ process), Clause 22.10 (Unlawfulness and invalidity), Clause 22.13 (Expropriation), Clause 22.14 (Repudiation and rescission of agreements); or paragraph (a) or (b) of Clause 22.15 (Litigation); or

(b)	the breach of any obligation required to be performed by the Target under the Acquisition Agreement or any representation or warranty made by the Target being incorrect or misleading and which in either case permits the Borrower or Merger Sub to terminate the Acquisition Agreement.

“Major Representation” means a representation or warranty with respect to the Borrower or the Merger Sub only under any of Clause 18.2 (Status) to Clause 18.6 (Validity and admissibility in evidence) inclusive.

“Margin” means five point three per cent. (5.3%) per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of (i) the Borrower, (ii) the Group taken as a whole, and/or (iii) after the Acquisition Effective Time, the Target Group taken as a whole; or

(b)	the ability of the Obligors taken as a whole to perform their payment obligations under the Finance Documents to which they are party (in case of each Personal Guarantor, subject to paragraph (c) of the definition of “Legal Reservations”), in each case, taking into the account of all the resources available to the Group including any insurance, warranty or claim for indemnification held by any Group Member; or

(c)	subject to paragraph (d) of the definition of “Legal Reservations” and, in case of the Personal Guarantee, subject to paragraph (c) of the definition of “Legal Reservations”, the validity or enforceability of, the effectiveness of any Finance Document, the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.

“Mezzanine Debt Documents” means the agreements and documents (if any) evidencing Holdco’s Financial Indebtedness incurred in connection with the Acquisition, as entered into between Holdco and the Mezzanine Lender in the Agreed Form.

“Mezzanine Lender” means: (a) CDB Capital (国开金融有限责任公司) and/or its affiliates (“CDB Capital”), or (b) if CDB Capital confirms to the Lender that it has terminated its negotiations with Holdco in respect of the Mezzanine Debt Documents, such other institution as reasonably acceptable to the Lender.

“Merger Sub” means Golden Bridge Merger Sub Limited, a Delaware corporation with its registered office at 1209 Orange Street, Wilmington, County of New Castle, DE 19801, which is wholly owned by the Borrower.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Mr. Ben” means Mr. Ben Bao Ke (本保科), the holder of PRC identity card no. 411022196310157330 whose residence as at the Signing Date is at No. 3, West 1st Row, Wenbei Residential Area, Wenhua Road, Changge City, Henan Province, PRC.

“Mr. Zhu” means Mr. Zhu Xian Fu (朱献福), the holder of PRC identity card no. 411022196309147215 whose residence as at the Signing Date is at No. 96, Baqi Road Central Section, Changge City, Henan Province, PRC.

“Ms. Fu” means Ms. Fu Qiao Hong (付巧虹), the holder of PRC identity card no. 411022196311097229 whose residence as at the Signing Date is at No. 96, Baqi Road Central Section, Changge City, Henan Province, PRC.

“Ms. Sun” means Ms. Sun Xiao Feng (孙晓峰), the holder of PRC identity card no. 411022196304047303 whose residence as at the Signing Date is at No. 3, West 1st Row, Wenbei Residential Area, Wenhua Road, Changge City, Henan Province, PRC.

“Obligors” means the Personal Guarantors and the Corporate Obligors; and “Obligor” means any of them.

“Offshore Account Bank” means China Development Bank Corporation Hong Kong Branch.

“Offshore Debt Service Reserve Account” has the meaning given to it under the Account Agreement.

“Onshore Account Bank” means China Development Bank Corporation Henan Branch.

“Onshore Reserve Account” means the “Onshore Reserve Account” as defined under the Account Agreement and each other RMB denominated reserve accounts opened or to be opened by any Group Member incorporated in PRC (other than the Level-1 Onshore Sub) as acceptable to the Lender with the Onshore Account Bank.

“Operating Companies” means the following companies:

(a)	Henan Zhongpin Food Share Co. Ltd. (河南众品食业股份有限公司);

(b)	Henan Zhongpin Agriculture and Animal Husbandry Industry Development Co., Ltd. (河南众品农牧发展有限公司);

(c)	Changchun Zhongpin Food Co., Ltd (长春众品食业股份有限公司);

(d)	Zhumadian Zhongpin Food Co., Ltd. (驻马店众品食业股份有限公司);

(e)	Anyang Zhongpin Food Co., Ltd. (安阳众品食业股份有限公司);

(f)	Henan Zhongpin Import and Export Trading Co., Ltd. (河南众品进出口贸易有限公司);

(g)	Deyang Zhongpin Food Co., Ltd. (德阳众品食业股份有限公司);

(h)	Henan Zhongpin Business Development Co., Ltd. (河南众品商业发展有限公司);

(i)	Henan Zhongpin Fresh Food Logistics Co., Ltd.( 河南众品冷鲜物流有限公司);

(j)	Luoyang Zhongpin Food Co., Ltd. (洛阳众品食业股份有限公司);

(k)	Yongcheng Zhongpin Food Co., Ltd. (永城众品食业股份有限公司);

(l)	Tianjin Zhongpin Food Co., Ltd. (天津众品食业股份有限公司); and

(m)	Taizhou Zhongpin Food Co., Ltd. (泰州众品食业股份有限公司).

“Original Financial Statements” means the audited consolidated financial statements of the Target Group for its financial year ended 31 December 2011.

“Party” means a party to this Agreement.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which is on arm’s length terms:

(a)	of trading stock or cash made by any Group Member in the ordinary course of business of the disposing entity;

(b)	of any asset by a Group Member (the “Disposing Company”) to another Group Member (the “Acquiring Company”), but if the Disposing Company had given Transaction Security over the asset, the Acquiring Company must give equivalent Transaction Security over that asset; and

(c)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(d)	of obsolete or redundant vehicles, plant and equipment for cash;

(e)	arising as a result of any Permitted Security;

(f)	dispositions of inventory or goods held for sale in the ordinary course of trading; or

(g)	made with the prior written consent of the Lender.

“Permitted Facilities” means:

(a)	the Existing Target Facilities; or

(b)	any refinancing of any of the Existing Target Facilities provided that:

(i)	the borrower under such refinancing remains the Target or a Subsidiary of the Target, as applicable;

(ii)	the principal amount of such refinancing is not greater than the principal amount of such Existing Target Facility that was outstanding immediately prior to such refinancing; and

(iii)	with respect to any of the Existing Target Facilities that is unsecured, the refinancing thereof is unsecured.

“Permitted Security” means:

(a)	Security for Taxes or assessments or other applicable governmental charges or levies;

(b)	Security created or arising by operation of law or created in the ordinary course of business, including, but not limited to, landlords’ liens and statutory liens of carriers, warehousemen, mechanics, materialmen, vendors and other liens securing amounts which are not more than sixty (60) days overdue or which are being contested in good faith;

(c)	Security incurred on deposits made in the ordinary course of trade in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts or undertakings, performance and return of money bonds, and similar obligations;

(d)	rights of set-off of a financial institution with respect to deposits or other accounts of a Group Member held by such financial institution in an amount not to exceed the aggregate amount owed to such financial institution by that Group Member, as the case may be;

(e)	Security on documents and the goods they represent in connection with letters of credit, trade finance and similar transactions entered into in the ordinary course of business;

(f)	leases, subleases, licences and sublicences granted to third parties in the ordinary course of business;

(g)	attachment, judgment and other similar Security arising in connection with court proceedings which are effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings;

(h)	any Security in respect of Financial Indebtedness under any of the Permitted Facilities; or

(i)	any Security granted or permitted to subsist with the prior written consent of the Lender, provided that the Lender should be deemed to have given its consent if the Lender does not object to such Security within one (1) Month of any notice given by the Borrower to the Lender describing in reasonable details of such Security.

“Personal Guarantee” means the Hong Kong law governed personal guarantee executed or to be executed in the Agreed Form by the Personal Guarantors in favour of the Lender.

“Personal Guarantors” means Mr. Zhu, Mr Ben, Ms. Fu and Ms. Sun, and “Personal Guarantor” means any of them.

“PRC” means the People’s Republic of China, excluding, for the purpose of this Agreement, Hong Kong, the Special Administrative Region of Macau, and Taiwan.

“Quotation Day” means, in relation to any Interest Period in respect of the Loan or any Unpaid Sum, two (2) Business Days before the first day of that Interest Period.

“Repeating Representations” means each of the representations set out in paragraph (a), (b) and (c) of Clauses 18.2 (Status), Clause 18.3 (Binding obligations) to 18.6 (Validity and admissibility in evidence), paragraph (b) of Clause 18.10 (No default), paragraph (b) of Clause 18.11 (No misleading information), paragraph (d) and (e) of Clause 18.12 (Original Financial Statements), Clause 18.13 (Ranking) to Clause 18.16 (No breach of laws), Clause 18.18 (Taxation) to Clause 18.21 (Shares), Clause 18.23 (Group Structure Chart) and Clause 18.24 (Insurance).

“Repayment Date” has the meaning given to it in Schedule 3 (Table of Interest Payment Dates and Repayment Dates).

“Required Reserve Balance” means, in relation to an Interest Payment Date or a Repayment Date, the amount equal to the aggregate of principal and/or interest payments payable in respect of the Facility by the Borrower on that Interest Payment Date or Repayment Date (respectively).

“Requisite Regulatory Approvals” means any Authorisations from any Governmental Agency that are required to be obtained by any party to the Acquisition Agreement in order to consummate the Acquisition.

“RMB” means the lawful currency of the PRC.

“SAFE Circulars” means Notice on the Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (国家外汇管理局关于境内居民通过境外特殊目的公司及返程投资外汇管理有关问题的通知) (Hui Fa (2005) No.75) issued on 21 October 2005, Operating Procedures for the Relevant Issues Concerning Foreign Exchange Control on Domestic Residents' Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (《国家外汇管理局关于境内居民通过境外特殊目的公司及返程投资外汇管理有关问题的通知》操作规程的通知) (Hui Zong Fa (2007) No. 106) issued on 29 May 2007 and Detailed Rules for the Measures on the Administration of Individual Foreign Exchange (个人外汇管理办法实施细则) (Hui Fa (2007) No.1) issued on 5 January 2007 by the PRC State Administration of Foreign Exchange and Measures on the Administration of Individual Foreign Exchange (个人外汇管理办法) (PBOC (2006) No.3) issued on 25 December 2006 by the People’s Bank of China including any amendment, implementing rules or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof.

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate of US Dollars for the relevant period as displayed on the appropriate page of the Reuters Screen, provided that if such page (or any agreed replacement page) is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Document” means:

(a)	the Borrower Share Mortgage;

(b)	the Target Share Pledge;

(c)	the Account Agreement;

(d)	any other document evidencing or creating security over any asset to secure any obligation of the Borrower to the Lender under the Finance Documents; or

(e)	any other document designated as such by both the Lender and the Borrower in writing.

“Signing Date” means the date of this Agreement.

“Subordinated Indebtedness” means Financial Indebtedness of any Group Member which is subordinated to Financial Indebtedness under the Finance Documents on terms reasonably satisfactory to the Lender.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Target” means Zhongpin, Inc., a Delaware corporation with its address of principal executive offices at 21 Changshe Road, Changge City, Henan province, PRC.

“Target Group” means the Target and each of its Subsidiaries in each case for the time being and “Target Group Member” means any of those persons.

“Target Share Pledge” means the pledge to be executed by the Borrower as pledgor in favour of the Lender in respect of the Target Shares in the Agreed Form.

“Target Shares” means 100% of the Equity Interests of the Target.

“Target Undertaking Letter” means deed of undertaking to be executed by the Target in favour of the Lender in the Agreed Form, pursuant to which the Target undertakes that no Security or Quasi-Security (as defined under Clause 21.8 (Negative Pledge)) shall be created or permitted to subsist over any Equity Interest in any of the Target’s Subsidiaries.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the date falling seventy-two (72) Months from the Utilisation Date.

“Total Commitment” means the lower of (a) US$320,000,000 and (b) 75% of the aggregate amount of the Acquisition Consideration, the Transaction Costs and any fees described in Clause 12 (Fees), as the same may be reduced, varied or cancelled in accordance with the terms of this Agreement.

“Transaction Costs” means all fees, (including legal and professional advisory fees), costs and expenses and taxes incurred by the Group and/or the Target Group in connection with the Transaction Documents, including, but not limited to, the negotiation, preparation, execution, notarisation and registration of the Transaction Documents and otherwise in connection therewith, other than the Acquisition Consideration.

“Transaction Documents” means the Finance Documents, the Acquisition Documents, the Mezzanine Debt Documents and any other document designated as such by the Lender and the Borrower.

“Transaction Security” means any Security granted under or pursuant to the Finance Documents.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“Unsuccessful Listing” means the failure to consummate a Listing during the two-year period commencing on the date on which an initial application or filing for a Listing is made to the relevant Governmental Agency, unless the delay for such Listing is due to market conditions which, in the Borrower’s reasonable judgment, are not appropriate or favourable for such Listing.

“US Dollars” or “US$” means the lawful currency of United State of America;

“Utilisation” means the utilisation of the Facility.

“Utilisation Date” means the date on which the Loan is made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 2 (Utilisation Request).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Lender”, the “Borrower”, any “Personal Guarantor”, any “Group Member”, any “Target Group Member”, any “Obligor”, or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated (with respect to any Transaction Document, only to the extent permitted by the terms of the Finance Documents);

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	a time of day is a reference to Hong Kong time.

(b)	section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)	Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Lender’s spot rate of exchange for the purchase of the specified currency with that other currency at or about 11:00 a.m. (Hong Kong time) on the relevant date, is equal to the relevant amount in the specified currency.

SECTION 2
THE FACILITY

2.	The Facility

Subject to the terms of this Agreement, the Lender makes available to the Borrower a term loan facility in US Dollars in an aggregate amount equal to the Total Commitment.

3.	Purpose

3.1	Purpose

The proceeds of the Facility shall be applied in accordance with the Funds Flow Statement towards financing the completion of the Acquisition, including:

(a)	towards payment of the Acquisition Consideration; and

(b)	towards payment of the Transaction Costs and any fees described in Clause 12 (Fees).

3.2	Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance reasonably satisfactory to the Lender. The Lender shall notify the Borrower promptly upon being so satisfied.

4.2	Further conditions precedent

(a)	Subject to Clause 4.1 (Initial conditions precedent), the Lender will only be obliged to comply with Clause 5.4 (Lender’s obligations) if on the date of the Utilisation Request (in respect of paragraph (i) and (ii) below) and on the proposed Utilisation Date (in respect of paragraph (i), (ii) and (iii) below):

(i)	no Major Default is continuing or would result from the proposed Loan;

(ii)	all the Major Representations are true; and

(iii)	the Lender has received from the Borrower:

(A)	a certified copy of the register of members of the Borrower evidencing that Holdco is the registered holder of the entire Equity Interest of the Borrower and that the shares of the Borrower issued to Holdco have been validly issued and fully paid-up;

(B)	evidence reasonably satisfactory to the Lender that the Holdco or its shareholders have made irrevocable wire transfers (as equity capital contribution from Holdco to the Borrower) to the account of the Borrower with the Lender in an aggregate principal amount of no less than the difference between the Total Commitment and the aggregate amount of the Acquisition Consideration and the total Transaction Costs; and

(C)	a letter in the Agreed Form and signed by an authorized signatory of the Borrower confirming that: (x) all the conditions precedent to the Acquisition have been satisfied or waived in accordance with the terms of the Acquisition Agreement and the Articles of Merger has been filed with Secretary of State of the State of Delaware (and attaching the stamped Articles of Merger); (y) the Acquisition Agreement remains in full force and effect and has not been rescinded or repudiated by any party to it; and (z) the Acquisition Effective Time has occurred.

(b)	During the Availability Period (save in circumstances where, pursuant to paragraph (a) above, the Lender is not obliged to comply with Clause 5.4 (Lender’s obligations) and subject as provided in Clause 7.1 (Illegality) and unless any of the circumstances or events described in Clause 8.1 (Exit) has arisen or occurred), the Lender shall not be entitled to:

(i)	cancel any portion of the Total Commitment;

(ii)	rescind, terminate or cancel this Agreement or the Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent that to do so would prevent or limit the making of the Utilisation;

(iii)	refuse to make the Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Utilisation to the extent that to do so would prevent or limit the making of the Utilisation; or

(v)	cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent that to do so would prevent or limit the making of the Utilisation, provided, that immediately following the earlier of (i) the expiry of the Availability Period and (ii) the Utilisation, all such rights, remedies and entitlements shall be available to the Lender notwithstanding that they may not have been used or been available for use during the Availability Period and the definitions of “Major Default” and “Major Representation” shall cease to be applicable.

4.3	Maximum number of Loans

Only one (1) Loan may be borrowed under the Facility.

SECTION 3
UTILISATION

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the 10:00 a.m. (Hong Kong time) thirty-five (35) days before the proposed Utilisation Date or such other time that the Lender may otherwise agree.

5.2	Completion of a Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US Dollars.

(b)	The amount of the proposed Loan must be an amount which is equal to the Total Commitment (or such other amount as may be otherwise agreed between the Borrower and the Lender).

5.4	Lender’s obligations

If the conditions set out in Clause 4 (Conditions of Utilisation), Clause 5.1 (Delivery of a Utilisation Request), Clause 5.2 (Completion of a Utilisation Request), and Clause 5.3 (Currency and amount) above have been met, the Lender shall make the Loan available by the Utilisation Date through its Facility Office.

5.5	Cancellation of Commitment

The amount of the Total Commitment shall be immediately cancelled on the earlier of (a) immediately after the first Utilisation, and (b) at the end of the Availability Period.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment

6.1	Repayment of Loans

(a)	The Borrower shall repay the Facility on each Repayment Date, by the amount as set out in the table below.

Repayment Date	Repayment Instalments
1st Repayment Date	US$	16,000,000
2nd Repayment Date	US$	34,000,000
3rd Repayment Date	US$	60,000,000
4th Repayment Date	US$	70,000,000
5th Repayment Date	US$	70,000,000
6th Repayment Date	The outstanding principal amount at such time

(b)	All payments made under this Clause 6.1 shall be made together with accrued interest and all other amounts accrued or outstanding under this Agreement.

6.2	The Borrower may not reborrow any part of the Facility which is repaid.

7.	illegality, voluntary prepayment and cancellation

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in the Loan:

(a)	the Lender shall promptly notify the Borrower upon becoming aware of that event and the Total Commitment will be immediately cancelled; and

(b)	the Borrower shall repay the Loan on the Interest Payment Date next occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Voluntary prepayment of Loan

(a)	The Borrower may, if it gives the Lender not less than ten (10) Business Days’ prior written notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$30,000,000 and thereafter in integral multiples of US$30,000,000 or, if less, the principal outstanding amount of the Loan).

(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Total Commitment is zero).

(c)	Any prepayment under this Clause 7.2 shall satisfy the obligations under Clause 6 (Repayment) in inverse chronological order.

7.3	Voluntary cancellation

The Borrower may, if it gives the Lender not less than ten (10) Business Days’ prior written notice, cancel the whole or any part (being a minimum amount of US$30,000,000 and thereafter in integral multiples of US$30,000,000 or, if less, the principal outstanding amount of the Total Commitment) of the Total Commitment.

7.4	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Total Commitment except at the times and in the manner expressly provided for in this Agreement.

(d)	No amount of the Total Commitment cancelled under this Agreement may subsequently be reinstated.

(e)	Any amount prepaid in respect of the Facility may not be redrawn.

8.	mandatory prepayment

8.1	Exit

Upon the occurrence of:

(a)	a Listing;

(b)	a Change of Control;

(c)	a Currency Event;

(d)	an Unsuccessful Listing; or

(e)	other than the Acquisition, the sale of all or substantially all of the assets of the Group or the Target Group whether in a single transaction or a series of related transactions,

the Lender may, by three (3) Business Days’ (or such other period as agreed by the Lender and the Borrower) prior written notice to the Borrower, cancel the Facility whereupon the Facility shall immediately be cancelled and/or declare all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents to be immediately due and payable, whereupon they shall become immediately due and payable.

8.2	Equity Issuance and Distribution Proceeds

(a)	For the purposes of this Clause 8.2:

“Distribution Proceeds” means the Net Cash Proceeds of any dividends and other distributions received by the Borrower or any other Group Member (other than the Operating Companies).

“Equity Issuance Proceeds” means the Net Cash Proceeds received by any Group Member in relation to any allotment or issue of that Group Member’s Equity Interests, but excluding any allotment or issue of shares by way of capitalisation of profits or reserves.

“Net Cash Proceeds” means the relevant amount after deducting: (a) any related reasonable expenses which are incurred by any Group Member to persons who are not members of the Group, and (b) any related Tax incurred and required to be paid by a Group Member.

(b)	Upon receipt of any Equity Issuance Proceeds and/or Distribution Proceeds by a Group Member, the Borrower shall promptly notify the Lender and, at the election of the Lender which shall be communicated to the Borrower by no less than three (3) Business Days’ (or such other period as agreed by the Lender and the Borrower) prior written notice, the Borrower must immediately prepay the Loan in an amount equal to all or such portion of the relevant proceeds amount as notified by the Lender; provided, however, that such prepayment shall not be required if at the time of such notice by the Lender, the Equity Issuance Proceeds and/or Distribution Proceeds are required, and applied, by the Borrower to comply with its obligations under Clauses 6 (Repayment), 9 (Interest), 13 (Tax Gross-Up and Indemnities), 14 (Increased Costs), 15 (Other Indemnities) or 17 (Costs and Expenses).

(c)	A prepayment made under this Clause 8.2 shall be applied towards satisfaction of the Borrower’s obligations under Clause 6 (Repayment) in inverse chronological order.

SECTION 5
COSTS OF UTILISATION

9.	Interest

9.1	Calculation of interest

Subject to Clause 11.1 (Market Disruption), the rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

9.2	Payment of interest

The Borrower shall pay accrued interest on the Loan on each Interest Payment Date.

9.3	Default interest

(a)	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. (2%) higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 9.3 shall be immediately payable by the Borrower on demand by the Lender.

(b)	If any Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two per cent. (2%) higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.4	Notification of rates of interest

The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

10.	Interest Periods

10.1	Interest Periods

Each Interest Period for the Loan shall start on an Interest Payment Date and end on the next following Interest Payment Date, except in the case of the first period applicable to the Loan which shall start on the Utilisation Date and end on the next following Interest Payment Date.

10.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not or if such Interest Period is the final Interest Period).

11.	Changes to the calculation of interest

11.1	Market disruption

(a)	Subject to any alternative basis agreed and consented to as contemplated by Clause 11.2 (Alternative basis of interest or funding), if a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Borrower by the Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum, the cost to the Lender of funding the Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Lender notifies the Borrower that the cost to it of obtaining matching deposits in the applicable interbank market would be in excess of LIBOR.

(c)	If a Market Disruption Event shall occur, the Lender shall promptly notify the Borrower thereof.

11.2	Alternative basis of interest or funding

If a Market Disruption Event occurs and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. For the avoidance of doubt, in the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

11.3	Break Costs

(a)	The Borrower shall, within five (5) Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	The Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue, which certificate shall also set forth calculations as to the quantification of such Break Costs.

12.	Fees

12.1	Up-front fee

The Borrower shall pay to the Lender an up-front fee in the amount of US$400,000 on the earlier of (a) the Utilisation Date and (b) the date following five (5) Business Days after the expiry of the Availability Period.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.	Tax gross-up and indemnities

13.1	Definitions

(a)	In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by the Borrower to the Lender under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrower shall, promptly upon becoming aware that it, or any other Obligor, must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly. Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to it.

(c)	If a Tax Deduction is required by law to be made by any Obligor, the amount of the payment due from such Obligor shall be increased to an amount or with respect to a Tax Deduction to be made by any Obligor other than the Borrower, the Borrower shall make a payment to the Lender, which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If any Obligor is required to make a Tax Deduction, such Obligor shall make, or the Borrower shall procure such Obligor to make, that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, each Obligor making that Tax Deduction (or the Borrower with respect to any other Obligor) shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3	Tax indemnity

(a)	If the Lender is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by the Lender whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall (within five (5) Business Days of demand) indemnify the Lender against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

(b)	Paragraph (a) above shall not apply with respect to any Tax assessed on the Lender:

(i)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which the Lender’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender.

(c)	If the Lender makes or intends to make a claim under paragraph (a) above, it shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

13.4	Tax Credit

If the Borrower makes a Tax Payment and the Lender determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	the Lender has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the Borrower which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

13.5	Stamp taxes

The Borrower shall pay and, within five (5) Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6	Indirect tax

(a)	All consideration expressed to be payable under a Finance Document by the Borrower to the Lender shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by the Lender to the Borrower in connection with a Finance Document, the Borrower shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires the Borrower to reimburse the Lender for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Lender against all Indirect Tax incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

14.	Increased costs

14.1	Increased costs

(a)	Subject to Clause 14.3 (Exceptions) the Borrower shall, within five (5) Business Days of a demand by the Lender, pay to the Lender the amount of any Increased Costs incurred by it or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on the Lender’s (or its Affiliates’) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by the Lender of any of its obligations under any Finance Document.

14.2	Increased cost claims

(a)	If the Lender intends to make a claim pursuant to Clause 14.1 (Increased costs), it shall promptly notify the Borrower of the event giving rise to the claim.

(b)	The Lender shall, as soon as practicable after a demand by the Borrower, provide a certificate confirming the amount of its Increased Costs and a reasonable explanation of such costs.

14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)	compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied); or

(iii)	attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

(b)	In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.	Other indemnities

15.1	Currency indemnity

(a)	If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within five (5) Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Borrower shall, within five (5) Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)	the occurrence of any Event of Default;

(b)	investigating any event which it reasonably believes is a Default;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or with respect to the transactions contemplated or financed under this Agreement (other than by reason of wilful default or gross negligence by the Lender);

(d)	a failure by the Borrower to pay any amount due under a Finance Document on its due date or in the relevant currency;

(e)	funding, or making arrangements to fund, the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful default or gross negligence by the Lender alone); or

(f)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

16.	Mitigation by the Lender

16.1	Mitigation

(a)	The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

16.2	Limitation of liability

(a)	The Borrower shall indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	The Lender is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

17.	Costs and expenses

17.1	Transaction expenses

The Borrower shall within five (5) Business Days on demand pay the Lender the amount of all costs and expenses (including legal fees) up to and not in excess of US$170,000 (plus the amount of any disbursements) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment costs

If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 25.6 (Change of currency), the Borrower shall, within five (5) Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs

The Borrower shall within five (5) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceeding instituted by or against the Lender as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	Representations

18.1	General

The Borrower makes the representations and warranties set out in this Clause 18 (in relation to itself, each other Obligor and each other Group Member) to the Lender.

18.2	Status

(a)	Each Group Member is a corporation, duly incorporated or established and validly existing and in good standing (if applicable) under the laws of its jurisdiction of incorporation or establishment.

(b)	Each Group Member has the power to own its assets and carry on its business as it is being conducted.

(c)	Each of the Personal Guarantors is:

(1)	not a minor and is of legal age to enter into and be bound by the provisions of the Personal Guarantee; and

(2)	of sound mind; and

(3)	resident in PRC,

and no order has been made or receiver appointed in respect of him or her under the Mental Health Ordinance (Cap. 316 of the laws of Hong Kong) or the Civil Procedure Law of PRC (中华人民共和国民事诉讼法) nor has any step or procedure been taken in any other jurisdiction which would restrict his or her ability or legal capacity to enter into any Finance Document or would require the approval of a third party or an authority.

(d)	No Obligor is a FATCA FFI.

18.3	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by each Obligor in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

18.4	Non-conflict with other obligations

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)	(in the case of each Personal Guarantor, subject to paragraph (c) of the definition of “Legal Reservations”) any law or regulation applicable to it, him or her;

(b)	(in the case of each Obligor other than the Personal Guarantors) its constitutional documents; or

(c)	any agreement or instrument binding upon it, him or her or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.5	Power and authority

(a)	Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it, he or she is a party and the transactions contemplated by those Finance Documents (in the case of each Personal Guarantor, subject to paragraph (c) of the definition of “Legal Reservations”).

(b)	No limit on any Obligor’s powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it, he or she is a party.

18.6	Validity and admissibility in evidence

All Authorisations (in the case of each Personal Guarantor, subject to paragraph (c) of the definition of “Legal Reservations”) required or desirable:

(a)	to enable each Obligor lawfully to enter into, exercise its, his or her rights and comply with its obligations in the Finance Documents to which it, he or she is a party; and

(b)	to make the Finance Documents to which it, he or she is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

18.7	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of the Finance Documents to which each Obligor is a party will be recognised and enforced in its jurisdiction of incorporation; and

(b)	any judgment obtained in relation to a Finance Document to which each Obligor is a party will be recognised and enforced in its jurisdiction of incorporation.

18.8	No filing or stamp taxes

Under the laws of each Obligor’s jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.9	Deduction of Tax

No Obligor is required to make any deduction for or on account of Tax from any payment made under any Finance Document to which it is party.

18.10	No default

(a)	No Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Group Member or to which its (or any of its Subsidiaries’) assets are subject which has or might reasonably be expected to have a Material Adverse Effect.

18.11	No misleading information

(a)	All material information provided to the Lender in writing by or on behalf of Mr. Zhu or Mr. Ben or the Borrower in connection with the Acquisition and/or the Target Group on or before the date of this Agreement and not superseded before that date is accurate in all material respects and not misleading in any material respect as at the date it was provided, and all projections, budgets and forecasts provided to the Lender in writing on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(b)	All other written information provided by any Group Member (including its advisers) to the Lender was true and accurate in all material respects as at the date it was provided and is not misleading in any respect as at the date it was provided.

18.12	Original Financial Statements

(a)	The Original Financial Statements were prepared in accordance with the Applicable GAAP consistently applied unless expressly disclosed to the Lender in writing to the contrary before the date of this Agreement.

(b)	The Original Financial Statements give a true and fair view of the Target’s consolidated financial condition and results of operations during the relevant financial year.

(c)	There has been no change in the Target’s assets, business or financial condition since the date of Original Financial Statements that has had a Material Adverse Effect (as such term is defined in the Acquisition Agreement).

(d)	The Group’s most recent financial statements delivered pursuant to Clause 19.1 (Financial Statements):

(i)	have been prepared in accordance with the Applicable GAAP as applied to the Original Financial Statements; and

(ii)	give a true and fair view of (if audited) or fairly present (if unaudited) its financial condition as at the end of, and results of operations for, the period to which they relate (consolidated where applicable).

(e)	Since the date of the most recent financial statements delivered pursuant to Clause 19.1 (Financial Statements) there has been no change in the business, assets or financial condition of the Group that has had a Material Adverse Effect (as such term is defined in the Acquisition Agreement).

18.13	Ranking

(a)	Payment obligations of each Obligor under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law in its place of incorporation applying to companies generally.

(b)	Each Security created pursuant to the Finance Documents has or will have the ranking in priority which it is expressed to have in the relevant Finance Documents and it is not subject to any prior ranking or pari passu ranking Security.

18.14	No immunity

(a)	Each Obligor is subject to civil and commercial law with respect to its obligations under the Finance Documents;

(b)	The entry into and performance by each Obligor of the Finance Documents to which it is a party constitute private and commercial acts;

(c)	Neither the Obligors nor any of their respective assets enjoy any right of immunity from set-off, suit, execution, attachment or legal process.

18.15	No proceedings pending or threatened

Except for the litigation, arbitration, administrative proceedings or investigations of, or before, any court, arbitral body or agency, arising out of or in connection with the Acquisition and/or the Acquisition Documents as disclosed by the Borrower to the Lender in writing on or prior to the Signing Date (the “Disclosed Litigation”), no litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect have, to the best of its knowledge and belief after having made due and careful enquiry, been started or threatened against any Group Member or its assets.

18.16	No breach of laws

(a)	No Group Member has breached any law or regulation which breach has or might reasonably be expected to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any Group Member which have or might reasonably be expected to have a Material Adverse Effect.

18.17	Environmental laws

(a)	Each Group Member is in compliance with Clause 21.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or might reasonably be expected to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any Group Member where that claim has or might reasonably be expected, if determined against that Group Member, to have a Material Adverse Effect.

18.18	Taxation

(a)	No Group Member is materially overdue in the filing of any Tax returns or overdue in the payment of any amount of Tax.

(b)	To the best knowledge of each Obligor (after due and careful enquiry), no claims or investigations are being, or are reasonably likely to be, made or conducted against any Group Member with respect to Taxes.

(c)	Each Group Member is resident for Tax purposes only in the jurisdiction of its incorporation.

18.19	Holding Companies

No Group Member (other than the Operating Companies) trades, carries on any business or owns any assets or incurs any liabilities except for:

(a)	the provision of administrative services (excluding treasury services) to other Group Members of a type customarily provided by a holding company to its Subsidiaries;

(b)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts and cash; or

(c)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

18.20	Good title to assets

Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, each Group Member has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.21	Shares

The shares of each Group Member are validly issued and fully paid.

18.22	Intellectual Property

Each Group Member:

(a)	is the sole legal and beneficial owner of or has had licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business; and

(b)	does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which, if subject to dispute and if adversely determined, has or might reasonably be expected to have a Material Adverse Effect; and

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it, unless failure to do so, individually or in aggregate, does not have or would not be reasonably be expected to have a Material Adverse Effect.

18.23	Group Structure Chart

(a)	Assuming the Acquisition Effective Time has occurred, the Group Structure Chart is true, complete and accurate in all material respects and shows the following information:

(i)	each Group Member and each Target Group Member, including current name and company registration number, its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is a dormant subsidiary or is not a company with limited liability; and

(ii)	all minority interests in any Group Member or Target Group Member and any person in which any Group Member or Target Group Member holds shares in its issued share capital or equivalent ownership interest of such person.

(b)	All necessary intra-Group loans, transfers, share exchanges and other steps resulting in the Group structure immediately following the Acquisition Effective Time are set out in the Group Structure Chart and have been or will be taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

18.24	Insurance

(a)	Each Group Member maintains insurances on and in relation to its business and assets against those risks and to the extent usually insured by prudent companies located in the same or similar location and carrying on a similar business.

(b)	All insurances of each Group Member are with reputable independent insurance companies or underwriters.

18.25	Pensions

Each Group Member is in compliance with all obligations in respect of pensions operated by or maintained for the benefit of the Group in any respect where failure to do so comply has or might reasonably be expected to have a Material Adverse Effect.

18.26	Acquisition Documents, disclosures and other documents

(a)	The Acquisition Documents contain (or following execution, will contain) all the terms of the Acquisition and remain effective.

(b)	No default under the Acquisition Documents is continuing or is reasonably likely to result from the making of the Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(c)	To the best of its knowledge (having made reasonable commercial enquiry), no representation or warranty given by any party to the Acquisition Documents is untrue or misleading in any material respect.

18.27	Margin Stock

Neither the making of the Utilisation nor the use of the proceeds of the Loan will violate or be inconsistent with the provisions of U.S. Regulation T, U or X of the Board of Governors of the Federal Reserve System from time to time in effect or any successor to all or a portion thereof.

18.28	Investment Company Act

No Obligor, nor any of its Subsidiaries, is an “investment company”, or is “controlled” by an “investment company”, within the meaning of the U.S. Investment Company Act of 1940, as amended.

18.29	Times when representations made

(a)	All the representations and warranties in this Clause 18 are made by the Borrower on the Signing Date and the Acquisition Closing Date.

(b)	The Repeating Representations are deemed to be made by the Borrower on the date of the Utilisation Request, on the Utilisation Date and on the first day of each Interest Period (except that those contained in paragraphs (a) – (c) of Clause 18.12 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(c)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

19.	Information undertakings

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Total Commitment is in force.

19.1	Financial statements

The Borrower shall supply to the Lender:

(a)	as soon as they are available, but in any event within one hundred and twenty (120) days after the end of each of their respective financial years, the audited consolidated financial statements of the Group for that financial year;

(b)	as soon as they are available, but in any event within ninety (90) days after the end of each half of each of their respective financial years, the unaudited consolidated financial statements of the Group for that financial half year; and

(c)	as soon as they are available, but in any event within forty-five (45) days after the end of each quarter of each of their respective financial years, the unaudited management accounts of the Group for that quarter of financial year.

19.2	Provision and contents of Compliance Certificates

(a)	The Borrower shall supply to the Lender, with each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) a Compliance Certificate which shall, amongst other things, set out:

(i)	(in reasonable detail) computations as to compliance with Clause 20 (Financial covenants); and

(ii)	where there has been any change in the structure of the Group or Target Group since the provision of the last Group Structure Chart, an updated Group Structure Chart setting out the structure of the Group or Target Group as at the date of the delivery of such Group Structure Chart.

(b)	Each Compliance Certificate shall be signed by one (1) director of the Borrower.

19.3	Requirements as to financial statements

(a)	Each set of financial statements delivered by the Borrower pursuant to Clause 19.1 (Financial statements) shall be certified by one (1) director of the Borrower as giving a true and fair view of (in the case of annual Financial Statements for any financial year), or fairly representing (in other cases), the financial condition and operations (consolidated where applicable) of the relevant companies as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using Applicable GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the relevant Original Financial Statements unless, in relation to any set of financial statements, (i) it notifies the Lender that there has been a change in such Applicable GAAP, accounting practices or reference periods; and (ii) the relevant Auditors deliver to the Lender a description of any change necessary for those financial statements to reflect Applicable GAAP, accounting practices or reference periods upon which the relevant Original Financial Statements were prepared.

For the purposes of this Agreement, any change in Applicable GAAP made in accordance with this paragraph (b) shall apply to the definition of Applicable GAAP as set out at Clause 1.1 (Definitions) at any time following such change (and until any subsequent change in Applicable GAAP in accordance with this Clause 19.3).

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)	If the Lender wishes to discuss the financial position of any Group Member with the relevant Auditors, the Lender may notify the Borrower, stating the questions or issues which the Lender wishes to discuss with the Auditors. In this event, the Borrower must ensure that such Auditors are authorised (at the expense of the Borrower):

(i)	to discuss the financial position of that Group Member with the Lender with respect to such questions and issues; and

(ii)	to disclose to the Lender any information which the Lender may reasonably request with respect to such questions and issues.

19.4	Information: miscellaneous

The Borrower shall supply to the Lender:

(a)	all documents dispatched by the Borrower to its creditors generally, or to its shareholder(s), in each case at the same time as they are dispatched;

(b)	all documents submitted by the Borrower and/or the Target to the U.S. Securities and Exchange Commission in connection with the Acquisition, at the same time as they are submitted;

(c)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member, and which, if adversely determined, might reasonably be expected to have a Material Adverse Effect; and

(d)	promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any Target Group Member.

19.5	Notification

(a)	The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6	“Know your customer” checks

If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or

(b)	any change in the status of the Borrower after the date of this Agreement; or

(c)	a proposed assignment or transfer by the Lender of its rights and obligations under this Agreement,

obliges the Lender or, in the case of paragraph (c) above, any prospective new Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender, supply or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (c) above, any prospective new Lender) to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.	FINANCIAL COVENANTS

20.1	Financial Condition

Unless otherwise agreed in writing by the Lender, the Borrower shall ensure that at the end of each Relevant Period (as applicable) for so long as the Loan remains outstanding:

(a)	its Consolidated Tangible Net Worth shall not be less than RMB3,000,000,000;

(b)	its Consolidated Total Liabilities shall not exceed an amount equal to 200 per cent of its Consolidated Tangible Net Worth; and

(c)	its Consolidated EBITDA shall not be less than an amount equal to 300 per cent of its Consolidated Finance Charges.

For the avoidance of doubt, any Permitted Facilities advanced to a Group Member for the purposes of a refinancing of an Existing Target Facility shall be excluded from the calculation of (a) and (b) above during the period from the entering into of such Permitted Facilities and the discharge of such Existing Target Facility.

20.2	Financial testing

The financial covenants set out in Clause 20.1 (Financial Condition) shall be tested by reference to the financial statements and Compliance Certificates delivered pursuant to Clause 19.1 (Financial statements) and Clause 19.2 (Provision and contents of Compliance Certificates) in respect of the Relevant Period.

20.3	Definitions and Interpretation

(a)	The capitalized terms set forth below shall have the meanings ascribed to such terms as set forth below solely for the purpose of this Clause 20:

“Borrowings” means, at any time, the outstanding principal, capital or nominal amount and (any fixed or minimum premium payable on prepayment or redemption thereof) for or in respect of Financial Indebtedness (other than in respect of derivative transactions for which the marked to market value shall be used) and the aggregate nominal value of any redeemable shares which are redeemable before the Termination Date;

“Consolidated EBITDA” means, for any Relevant Period, the consolidated operating profits of the Group before taxation for that Relevant Period:

(i)	before deducting any amount attributable to amortisation of goodwill or depreciation of tangible assets;

(ii)	before deducting any Consolidated Finance Charges;

(iii)	before taking into account any items or costs treated as exceptional or extraordinary items; and

(iv)	after deducting the amount of any profit of any Group Member which is attributable to minority interests,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining the profits of the Group from ordinary activities before taxation.

“Consolidated Finance Charges” means, for any Relevant Period, the aggregate amount of interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Borrowings whether accrued, paid or payable and whether or not capitalised by any Group Member in respect of that Relevant Period:

(v)	excluding any such obligations owed to any other Group Member; and

(vi)	including the interest element of leasing and hire purchase payments;

“Consolidated Tangible Net Worth” means, with respect to the Group on a consolidated basis, at any time the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of the Borrower and the amount standing to the credit of the reserves of the Group, including any amount credited to the share premium account, after deducting:

(vii)	any debit balance on the consolidated profit and loss account of the Group;

(viii)	(to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

(ix)	any amount in respect of interests of non-Group members in any Group Member subsidiaries;

(x)	(to the extent included) any provision for deferred taxation;

(xi)	(to the extent included) any amounts arising from an upward revaluation of assets made at any time after 31 December 2011; and

(xii)	any amount in respect of any dividend or distribution declared, recommended or made by any Group Member to the extent payable to a person who is not a Group Member and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

“Consolidated Total Liabilities” means at any time the aggregate of all indebtedness which would be treated as a liability of the Group in accordance with Applicable GAAP including any amount raised by the issuance of redeemable shares which are redeemable before the Termination Date but excluding any indebtedness owed to any other member of the Group.

“Group” means the Borrower and each of its Subsidiaries (including, with respect to any Relevant Period which covers any period of time prior to the Acquisition Effective Time, each Target Group Member), in each case for the time being and “Group Member” means any of those persons.

“Relevant Period” means each period of twelve months ending on (a) the last day of the financial year of the Group; and (b) on the last day of the first half of the financial year of the Group.

(b)	Unless otherwise stated therein, all definitions in paragraph (a) above shall be determined and calculated on a consolidated basis with respect to the Group and shall be construed in accordance with Applicable GAAP (if applicable).]

21.	General undertakings

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or the Total Commitment is in force.

21.1	Authorisations

The Borrower shall (and shall ensure that each Group Member will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	in the case of paragraph (i) and (ii) below, supply certified copies to the Lender of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation,

(i)	to enable it to perform its obligations under the Transaction Documents to which it is party,

(ii)	to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document to which it is party, and

(iii)	to carry on its business where failure to do so has or might reasonably be expected to have a Material Adverse Effect.

21.2	Compliance with laws

The Borrower shall remain in good standing (if applicable) and shall (and shall ensure that each Group Member and each Personal Guarantor will) comply in all respects with all laws (including without limitation all applicable financial assistance legislation) to which it, he or she may be subject, if failure to so comply has or might reasonably be expected to have a Material Adverse Effect.

21.3	Environmental compliance

The Borrower shall (and shall ensure that each Group Member will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or might reasonably be expected to have a Material Adverse Effect.

21.4	Environmental claims

The Borrower shall, (and shall ensure that each Group Member will), promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any Environmental Claim which has been commenced or, to the best of such Obligor’s knowledge and belief (after due and careful enquiry), is threatened against any Group Member; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Group Member,

where the claim, if determined against that Group Member, has or might reasonably be expected to have a Material Adverse Effect.

21.5	Taxation

(a)	The Borrower shall (and shall ensure that each Group Member and each Personal Guarantor will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes; and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or might reasonably be expected to have a Material Adverse Effect.

(b)	No Group Member shall change its residence for Tax purposes.

21.6	Merger

(a)	Except for the Acquisition, the Borrower shall not (and shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction without the prior consent of the Lender, save that, in respect of any Group Member other than the Borrower, no such prior consent shall be required for a solvent reorganization or restructuring and only to the extent that the same would not and is not reasonably expected to have a Material Adverse Effect on the business, operations, assets, financial condition or operating results of the Target Group taken as a whole, the ability of any Obligor to perform its obligations under the Finance Documents to which it is a party, or the validity or enforceability of any of the Finance Documents (provided that, if so requested by the Lender (acting reasonably), the relevant Obligor shall provide the Lender with legal opinions in respect of such reorganization or restructuring in form and substance satisfactory to it (acting reasonably)).

(b)	The Borrower shall not (and shall ensure that no other Group Member will) settle any litigation, arbitration or administrative proceedings which is arising out of or in connection with the Acquisition and/or the Acquisition Documents and has or might reasonably be expected to have a Material Adverse Effect, without prior consent of the Lender (which shall not be unreasonably withheld or delayed).

21.7	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Target Group taken as a whole from that carried on by the Target Group at the date of this Agreement.

21.8	Negative pledge

The Borrower shall ensure that, except as permitted under paragraph (d) below:

(a)	No Group Member shall create or permit to subsist any Security over any of its assets.

(b)	No Group Member shall:

(i)	dispose of any of its receivables on recourse terms;

(ii)	dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other Group Member;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. A transaction referred to in this paragraph (b) is termed “Quasi-Security”.

(c)	No Personal Guarantor shall incur or allow to remain outstanding any guarantee or indemnity in respect of any obligation of any person or create or permit to subsist any Security or Quasi-Security over any of his or her assets (except as granted under or in connection with the Finance Documents, the Acquisition Agreement and/or the financing related thereto).

(d)	Paragraphs (a), (b) and (c) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	Transaction Security.

21.9	Holding Companies

The Borrower shall not (and shall ensure no other Group Member (other than the Operating Companies) will) trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the provision of administrative services (excluding treasury services) to other Group Members of a type customarily provided by a holding company to its Subsidiaries;

(b)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts and cash; or

(c)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

21.10	Preservation of assets

The Borrower shall (and shall ensure that each Group Member will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

21.11	Arm’s-length terms

The Borrower shall not (and shall ensure that no other Group Member will) enter into (a) any transaction with any Affiliate or related person, or (b) any joint venture with any person, other than on arm’s-length terms and for full market value. Notwithstanding the foregoing, this Clause 21.11 shall not apply to any transaction or joint venture between Group Members.

21.12	Disposals

(a)	Except as provided in paragraph (c) below, the Borrower shall not (and shall ensure that no other Group Member will), either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets which has an aggregate value of US$5,000,000 or more or is otherwise material to the business of its business.

(b)	Except as provided in paragraph (c) below, the Borrower shall ensure that no Target Group Member will dispose of any Equity Interest of its Subsidiaries.

(c)	Paragraphs (a) and (b) above do not apply to any disposal which constitutes a Permitted Disposal.

21.13	Loans out

(a)	Except as permitted under paragraph (b) below, the Borrower shall not (and shall ensure that no other Group Member will) be the creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) does not apply to:

(i)	trade credit extended by Group member on normal commercial terms and in the ordinary course of its trading activities; or

(ii)	any deposit placed with a bank or financial institution in accordance with the provisions of the Finance Documents.

21.14	No Guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, the Borrower shall not (and the Borrower shall ensure that no Group Member will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	the endorsement of negotiable instruments in the ordinary course of business;

(ii)	any performance or similar bond guaranteeing performance by a Group Member under any contract entered into in the ordinary course of business;

(iii)	granted by one Group Member to secure indebtedness of another Group Member permitted under Clause 21.16 (Financial Indebtedness);

(iv)	granted under the Finance Documents; or

(v)	granted under any Permitted Facilities.

21.15	Dividends and share redemption

(a)	The Borrower shall ensure that each of its Subsidiaries incorporated in PRC (including without limitation, after the Acquisition Effective Time, each Target Group Member incorporated in PRC) declares the highest legally permissible amount of dividends and/or distributions in each financial year to enable the Borrower to repay or prepay the Facility in accordance with Clause 6 (Repayment).

(b)	Except and to the extent that any dividend and/or distribution is made by the Borrower to Holdco for the sole purpose of enabling Holdco to meet its payment obligation under the Mezzanine Debt Documents, the Borrower shall not:

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any Group Member to pay any management, advisory or other fee to or to the order of Holdco; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

21.16	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below and under Clause 21.27 (Treasury transactions), the Borrower shall not (and shall ensure that no other Group Member will) incur or remain liable under any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Financial Indebtedness under any of the Permitted Facilities or the Mezzanine Debt Documents;

(ii)	Subordinated Indebtedness incurred by the Borrower, provided that, if so requested by the Lender (acting reasonably), the Borrower shall provide the Lender with legal opinions in respect of such Subordinated Indebtedness in form and substance satisfactory to it (acting reasonably);

(iii)	any Financial Indebtedness incurred by a Group Member incorporated in PRC, if the Borrower’s ratio of “Consolidated Total Liabilities” to “Consolidated Tangible Net Worth” and ratio of “Consolidated EBITDA” to “Consolidated Finance Charges” as prescribed under Clause 20 (Financial Covenants) at the time such additional Financial Indebtedness is incurred would have met the requirements set forth under Clause 20.1 (Financial Condition), determined on a pro forma basis as if such additional Financial Indebtedness had been incurred in full on both the first and last day of the most recently ended financial year; and

(iv)	incurred with the prior written consent of the Lender, provided that the Lender should be deemed to have given its consent if the Lender does not object to such Financial Indebtedness within one (1) Month of any notice given by the Borrower to the Lender describing in reasonable details such Financial Indebtedness.

21.17	Share capital

The Borrower must not (and shall ensure that no other Group Member will) issue any Equity Interests except for the issuance of any Equity Interests which does not result in a Change of Control and provided that:

(a)	the proceeds from such issuance are applied directly towards (i) if on or before the Acquisition Effective Time, payment of the Acquisition Consideration; or (ii) if after the Acquisition Effective Time, prepayment of the Facility in accordance with Clause 8 (Mandatory Prepayment); and

(b)	the holder of such newly issued Equity Interest of the Borrower or such Group Member (as applicable) shall promptly, at its own costs and expense, execute and deliver to the Lender a share mortgage in the Agreed Form in favour of the Lender in respect of all the newly issued Equity Interests of the Borrower.

21.18	Ranking

The Borrower shall ensure that at all times:

(a)	any unsecured and unsubordinated claims of the Lender against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies; and

(b)	each Security created pursuant to the Finance Documents has or will have the ranking in priority which it is expressed to have in the relevant Finance Documents and it is not subject to any prior ranking or pari passu ranking Security.

21.19	Acquisition Documents

(a)	The Borrower shall promptly pay all amounts payable by it under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by the Borrower and where adequate reserves are set aside for any such payment).

(b)	The Borrower shall exercise its rights and comply with its obligations under each Acquisition Document to which it is a party in a manner consistent with its obligations under the Finance Documents to which it is a party and shall take all reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under the Acquisition Documents.

(c)	The Borrower shall notify the Lender as soon as practicable of any breach, default or dispute under, the occurrence of any force majeure (or similar event) in respect of, and any other circumstance or event entitling any party to terminate, any of the Acquisition Documents.

21.20	Insurance

(a)	The Borrower shall (and shall ensure that each Group Member will) maintain insurances on and in relation to its business and assets against those risks and to the extent usually insured by prudent companies located in the same or similar location and carrying on a similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

21.21	Pensions

The Borrower shall ensure it and other Group Members are in compliance with all obligations in respect of pensions operated by or maintained for the benefit of the Group or its employees where failure to so comply has or might reasonably be expected to have a Material Adverse Effect.

21.22	Access

If an Event of Default is continuing or the Lender reasonably suspects an Event of Default is continuing or may occur, the Borrower shall ensure that each Group Member will (not more than once in every financial year unless the Lender reasonably suspects an Event of Default is continuing or may occur) permit the Lender and/or accountants or other professional advisers of the Lender reasonable access during business hours and on reasonable prior notice, which shall not be less than five (5) days, at the risk and cost of the Borrower to (a) the premises, assets, books, accounts and records of each relevant Group Member and (b) meet and discuss matters with relevant senior management.

21.23	Auditors

No Group Member may replace the Auditors, unless the new auditor to be appointed is any of Deloitte & Touche, PricewaterhouseCoopers, Ernst & Young and KPMG or such other institution reasonably acceptable to the Lender.

21.24	Intellectual Property

The Borrower shall (and shall procure that each Group Member will):

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group Member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of such Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain such Intellectual Property in full force and effect and record its interest in such Intellectual Property;

(d)	not use or permit such Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of such Intellectual Property or imperil the right of any Group Member to use such property; and

(e)	not discontinue the use of such Intellectual Property,

where failure to do so has or might reasonably be expected to have a Material Adverse Effect.

21.25	Amendments

(a)	The Borrower shall not (and shall ensure that no Group Member will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document, in each case, to which it is a party, or any other document delivered to the Lender pursuant to Clause 4.1 (Initial conditions precedent) except:

(i)	in accordance with the provisions of Clause 31 (Amendments and Waivers);

(ii)	prior to or on the Acquisition Closing Date, with the prior written consent of the Lender; or

(iii)	after the Acquisition Closing Date, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lender.

(b)	The Borrower shall promptly supply to the Lender a copy of any document relating to any of the matters referred to in paragraphs (i) to (iii) above.

21.26	No restriction on dividends

The Borrower shall procure that no Group Member will enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Group Member to pay dividends or other distributions with respect to any of its equity interests save for this Agreement and any restrictions and conditions imposed by law.

21.27	Treasury transactions

The Borrower shall not (and shall ensure that no Group Member will) enter into any Treasury Transactions, except for those entered into to hedge actual or projected interest or forward exposures arising in the ordinary course of trading and not for speculative purposes.

21.28	No restriction on share transfer

The Borrower shall ensure that the constitutional documents of it or the Target do not, and are not amended or varied in a manner which, restricts or otherwise prohibits the transferability of the shares in the Borrower or the Target or confers any right of pre-emption, tag-along or other similar rights on any person or which could reasonably be expected to adversely affect the interests of the Lender under any Security Documents.

21.29	Delisting

The Borrower shall ensure that the Target Shares are delisted from the NASDAQ Stock Market within sixty (60) days after the Acquisition Effective Time and deregistered under the Securities Exchange Act of 1934, as amended, within one hundred (100) days after the Acquisition Effective Time.

21.30	Level-1 Onshore Sub

Except for any restructuring with the prior written consent of the Lender, (i) Falcon shall at all times beneficially and legally own directly the entire Equity Interest of the Level-1 Onshore Sub, and (ii) the Borrower shall at all times own (whether directly or indirectly) the entire Equity Interest of the Level-1 Onshore Sub.

21.31	Non-disclosure

Unless and to the extent that disclosure is required under the applicable laws, regulations or rules of the relevant stock exchanges, the Borrower shall not (and shall ensure that no Group Member will) disclose the Facility or any content of the Finance Documents to any person (other than their legal and financial advisors for the purposes of negotiation, preparation and execution of the Finance Documents) without the prior written consent of the Lender.

21.32	Change in Financial Year

The Borrower shall not, and shall procure that no other Group Member will, change its financial year without the prior written consent of the Lender.

21.33	Waiver of Immunity

To the extent that the Borrower may in any jurisdiction claim for itself or its assets or revenues any immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), the Borrower irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

21.34	Application of FATCA

The Borrower shall procure that, unless otherwise agreed by the Lender, no Obligor shall become a FATCA FFI.

21.35	Mezzanine Debt Restrictions

The Borrower shall ensure that under the Mezzanine Debt Documents (1) there will be no more than four (4) repayment dates (each a "Mezz Repayment Date") and no more than four (4) interest payment dates (each a "Mezz Interest Payment Date"); (2) the first Mezz Repayment Date and the first Mezz Interest Payment Date shall be no earlier than the day immediately following the first Interest Payment Date; (3) the second Mezz Repayment Date and the second Mezz Interest Payment Date shall be no earlier than the day immediately following the second Interest Payment Date; (4) the third Mezz Repayment Date and the third Mezz Interest Payment Date shall be no earlier than the day immediately following the third Interest Payment Date; (5) the fourth Mezz Repayment Date and the fourth Mezz Interest Payment Date shall be no earlier than the day immediately following the fourth Interest Payment Date; and (6) no voluntary prepayment shall be made under the Mezzanine Debt Documents without prior written consent of the Lender.

22.	Events of Default

Each of the events or circumstances set out in this Clause 22 is an Event of Default (save for Clause 22.17 (Acceleration)).

22.1	Non-payment

Any Obligor fails to pay on the due date any amount payable pursuant to a Finance Document to which it is a party at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within three (3) Business Days of its due date.

22.2	Financial covenants

Any requirement of Clause 20 (Financial covenants) is not satisfied.

22.3	Delisting

An Obligor fails to comply with any provision of Clause 21.29 (Delisting).

22.4	Other obligations

(a)	An Obligor fails to comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 22.1 (Non-payment), Clause 20 (Financial covenants) and Clause 21.29 (Delisting)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the Lender giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

22.5	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Group Member under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

22.6	Cross default

(a)	Any Financial Indebtedness of any Group Member or any Obligor is not paid when due or within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Group Member or any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Group Member or any Obligor is cancelled or suspended by a creditor of that Group Member or Obligor as a result of an event of default (however described).

(d)	Any creditor of any Group Member or any Obligor becomes entitled to declare any Financial Indebtedness of that Group Member or Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 22.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness for the Group Members and the Obligor taken as a whole falling within paragraphs (a) to (d) above is less than US$1,000,000 (or its equivalent in any other currency or currencies).

22.7	Insolvency

(a)	Any Group Member or any Obligor is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Group Member or any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Group Member or any Obligor.

22.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Member or any Obligor, other than a solvent liquidation or reorganisation of any Group Member (other than the Borrower) where the proceeds are paid to its Holding Companies in proportion to such Holding Companies’ direct equity interest in such member (provided that the same would not have a Material Adverse Effect) (a “Solvent Liquidation”);

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Group Member and/or any Obligor;

(iii)	the appointment of a liquidator, provisional liquidator (other than in respect of a Solvent Liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Group Member or any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Group Member or any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) shall not apply to:

(i)	any winding-up petition which is being contested in good faith as frivolous or vexatious and is discharged, stayed or dismissed within sixty (60) days of commencement; or

(ii)	any step or procedure contemplated by transactions conducted in the ordinary course of trading on arm’s length terms.

22.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Group Member or any Obligor having an aggregate value (for the Group Members or Obligors taken as a whole) of US$1,000,000 (or its equivalent in any other currency or currencies).

22.10	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents to which it is a party (in case of each Personal Guarantor, subject to paragraph (c) of the definition of “Legal Reservations”).

(b)	Any obligation or obligations of an Obligor under any Finance Documents to which it is a party are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents (in case of Personal Guarantor, subject to paragraph (c) of the definition of “Legal Reservations”).

(c)	Any Finance Document ceases to be in full force and effect.

22.11	Cessation of business

Any Group Member suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business or ceases to be in good standing (if applicable).

22.12	Audit qualification

The Auditors of the Group qualify the audited annual consolidated financial statements of the Group.

22.13	Expropriation

The authority or ability of any Group Member to conduct its business is wholly or substantially limited or curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Group Member or any of its assets.

22.14	Repudiation and rescission of agreements

(a)	An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document to which it is a party or evidences an intention to rescind or repudiate a Finance Document or any Security created pursuant to a Finance Document.

(b)	Any party to the Acquisition Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Lender, likely to have a material adverse effect on its interests under the Finance Documents.

22.15	Litigation

(a)	Any Disclosed Litigation is adversely determined and has or would reasonably be expected to have a Material Adverse Effect.

(b)	Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes arising out of or in connection with the Acquisition and/or the Acquisition Documents (other than the Disclosed Litigations) are commenced or threatened against any Group Member or its assets which is reasonably likely to be adversely determined and, if adversely determined, has or would reasonably be expected to have a Material Adverse Effect.

(c)	Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes (other than those set forth under paragraph (a) and (b) above) are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Group Member or its assets which has or would reasonably be expected to have a Material Adverse Effect.

22.16	Material adverse change

Any event or circumstance occurs which might reasonably be expected to have a Material Adverse Effect.

22.17	Acceleration

If, after the occurrence of the Utilisation Date, an Event of Default has occurred which is continuing the Lender may, by notice to the Borrower:

(a)	cancel the Total Commitment whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Lender; and/or

(d)	exercise all or any of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 9

CHANGES TO PARTIES

23.	Changes to the Lender

23.1	The Lender may, at any time following the Utilisation Date, without the Borrower’s prior consent, assign any of its rights and/or transfer all or any of its rights, benefits and/or obligations in respect of the Facility to another bank or financial institution and, for this purpose the Lender may make such disclosure in relation to the Facility subject to the terms set out in Clause 23.5.

23.2	If:

(a)	the Lender assigns or transfers any of its rights or obligations under this Agreement pursuant to Clause 23.1 or changes its Facility Office; and

(b)	as a result of the circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the relevant bank or financial institution or the Lender acting through its other office under Clauses 13 (Tax Gross Up and Indemnities) or 14 (Increased Costs),

then the relevant bank or financial institution or the Lender acting through its other Facility Office is only entitled to receive payment under those clauses to the same extent as the Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3	The Borrower acknowledges that any person to which the rights, benefits and/or obligations of the Lender may from time to time be so assigned or transferred shall, subject to Clause 23.2, be entitled to the benefit of this Agreement and each other Finance Document as if such person had constituted an original lender under this Agreement to the extent of such assignment or transfer.

23.4	The Borrower agrees that, save as expressly provided in this Clause 23, any assignment or transfer by the Lender, as the case may be, shall as regards the Borrower, be on such terms as are customary in the wholesale lending market in relation to assignments or transfers by the lenders and that they will at the expense of the Lender execute and deliver, or procure the execution and delivery of, such document(s) as may be reasonably required by the Lender to effect such assignment or transfer.

23.5	The Lender, its officers, and its agents, may disclose information (on a confidential basis) relating to, the Borrower or any Group Member and their account(s) and/or dealing relationship(s) with the Lender and the Finance Documents, including but not limited to details of the facilities, any Security taken, transactions undertaken and balances and positions with the Lender, as the Lender shall consider appropriate to:

(a)	the head office of the Lender, any of its Subsidiaries or Subsidiaries of its Holding Company, Affiliates, representative and branch offices in any jurisdiction (the “Permitted Parties”);

(b)	professional advisers and service providers of the Permitted Parties who are under a duty of confidentiality to the Permitted Parties;

(c)	any actual or potential assignee, novatee, transferee, participant or sub-participant in relation to any of the Lender’s rights and/or obligations under any Finance Document (or any agent or adviser of any of the foregoing);

(d)	any rating agency, insurer or insurance broker of, or direct or indirect provider of credit protection to any Permitted Party;

(e)	any court or tribunal or regulatory, supervisory, governmental or quasi-governmental authority with jurisdiction over the Permitted Parties;

(f)	any other person with (or through) whom the Lender enters into (or may potentially enter into) any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; and

(g)	any other person to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation.

24.	Changes to the BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents. Notwithstanding the foregoing, subject to the Lender’s prior written consent (which shall not be unreasonably withheld), the Borrower may assign its rights or transfer its rights or obligations under the Finance Document to an Affiliate of the Borrower (the “New Borrower”) pursuant to a restructuring for tax efficiency purposes, provided that:

(a)	the New Borrower beneficially holds (whether directly or indirectly) the same percentage of the Equity Interest of all the Operating Companies as the Borrower holds immediately before it assigns its rights or transfers its rights or obligations under the Finance Documents to the New Borrower; and

(b)	the Lender has received all of the documents and other evidence listed in Schedule 5 (Documents Required to be Delivered by the New Borrower), each in form and substance satisfactory to the Lender, and all related fees (including legal fees).

SECTION 10
ADMINISTRATION

25.	Payment mechanics

25.1	Payments between the Parties

(a)	On each date on which the Borrower or the Lender is required to make a payment under a Finance Document, the Borrower or the Lender (as the case may be) shall make the same available to the recipient for value on the due date at the time and in such funds as are customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the recipient specifies.

25.2	Partial payments

(a)	If the Lender receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iii)	thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	Paragraph (a) above will override any appropriation made by the Borrower.

25.3	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

25.4	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under paragraph (a) above, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

25.5	Currency of account

(a)	Subject to paragraphs (b) to (d) below, the US Dollar is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	A repayment of the Loan or Unpaid Sum or a part of the Loan or Unpaid Sum shall be made in the currency in which the Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the US Dollar shall be paid in that other currency.

25.6	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrower ); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice and otherwise to reflect the change in currency.

26.	Set-off

The Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27.	Notices

27.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

27.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name on the signature pages below; and

(b)	in the case of the Lender, that identified with its name on the signature pages below,

or any substitute address, fax number or department or officer as the Party may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five (5) Business Days’ notice.

27.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 27.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below (or any substitute department or officer as the Lender shall specify for this purpose).

27.4	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.	Calculations and certificates

28.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

28.2	Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the market practice differs, in accordance with that market practice.

29.	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

30.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

31.	Amendments and waivers

Any term of the Finance Documents may be amended or waived only with the consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties.

32.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11
GOVERNING LAW AND ENFORCEMENT

33.	Governing law

This Agreement is governed by Hong Kong law.

34.	Enforcement

34.1	Jurisdiction

(a)	The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 34.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

34.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)	irrevocably appoints Interglobe Corporate Solutions Limited (with its address at c/o Interglobe Corporate Solutions Limited, 17/F., Beautiful Group Tower, 77 Connaught Road Central, Hong Kong) as its agent for service of process in relation to any proceedings before the courts of Hong Kong in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower of any process will not invalidate the proceedings concerned.

The Borrower expressly agrees and consents to the provisions of this Clause 34.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
Conditions Precedent

1.	Corporate Documents

(a)	A copy of the constitutional documents of each Corporate Obligor.

(b)	A copy of the constitutional documents of the Target certified by one director of the Target.

(c)	A copy of a resolution of the board of directors of each Corporate Obligor dated prior to the Signing Date:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(e)	A certificate of each Corporate Obligor in the Agreed Form (signed by a director) confirming that:

(i)	borrowing or securing the Total Commitment would not cause any borrowing, securing or similar limit binding on it to be exceeded; and

(ii)	each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)	A Certificate of Good Standing of the Borrower issued by the Registrar of Companies in the Cayman Islands.

(g)	A registered agent certificate issued by the registered agent of Holdco.

2.	Legal opinions

(a)	A legal opinion of White & Case, legal advisers to the Lender in Hong Kong, substantially in the form distributed to the Lender prior to the Signing Date;

(b)	A legal opinion of White & Case, legal advisers to the Lender as to the New York law governed Target Share Pledge, substantially in the form distributed to the Lender prior to the Signing Date.

(c)	A legal opinion of Walkers, legal advisers to the Lender in the Cayman Islands and the British Virgin Islands, substantially in the form distributed to the Lender prior to the Signing Date;

(d)	A legal opinion of Global, legal advisers to the Lender in the PRC, substantially in the form distributed to the Lender prior to the Signing Date; and

(e)	A legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, legal advisers to the Borrower in the State of Delaware in the Agreed Form.

3.	Transaction Documents

(a)	A copy of each of the Transaction Documents (other than the Finance Documents) executed by the parties to those documents.

(b)	The Finance Documents (together with all ancillary documents relating thereto), each duly executed and delivered by all parties thereto.

4.	The Acquisition

(a)	Evidence that the Acquisition and the Acquisition Agreement have been duly approved by the shareholder meeting of the Target, consistent with the Acquisition Documents.

(b)	A copy of each Requisite Regulatory Approval (if any), including without limitation evidence (which, for the avoidance of doubt, may be in the form of an email confirmation from counsel to the Target or counsel to the Special Committee of the Board of Directors of the Target) that the U.S. Securities and Exchange Commission has confirmed that it has no further comments on the proxy statement filed by the Target in connection with the Acquisition Agreement.

5.	Other documents and evidence

(a)	The Group Structure Chart.

(b)	A copy of the annotated register of members of the Borrower and the register of charges of Holdco, each including the particulars of the security interests created pursuant to the Borrower Share Mortgage and evidence that the Borrower Share Mortgage has been filed with the Registrar of Corporate Affairs of the British Virgin Islands.

(c)	Evidence that each of the DSR Accounts has been established in accordance with the Account Agreement and that the Deposit Pledgor has placed a deposit in an amount of no less than US$10,000,000 into the Fixed Deposit Account.

(d)	Evidence that any process agent referred to in this Agreement has accepted its appointment.

(e)	A copy of any other Authorisation or other document, opinion or assurance which the Lender considers (acting reasonably) to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(f)	The Original Financial Statements.

(g)	The Funds Flow Statement.

(h)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 17 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

Schedule 2
UTILISATION Request

From: Golden Bridge Holdings Limited

To:    China Development Bank Corporation Hong Kong Branch

Dated:

Dear Sirs

US$320,000,000 Term Loan Facility Agreement dated ____________ 2012 with Golden Bridge Holdings Limited as borrower (as amended from time to time, the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	US$ [•] (or, if less, the Total Commitment as reduced, varied or cancelled in accordance with the terms of this Agreement (including without limitation Clause 2 (The Facility))

Amount:	[•]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent), to the extent applicable, is satisfied on the date of this Utilisation Request.

4.	The proceeds of the Loan (save for US$[●], being the agreed deduction for the up-front fee and legal fee) should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Golden Bridge Holdings Limited

Schedule 3
table of interest payment dates and repayment dates1

Each “Interest Payment Date” and “Repayment Date” shall be determined as follows:

	If the Utilisation Date falls within the period from the Signing Date to 31 December 2012	If the Utilisation Date falls within the period from 1 January 2013 to 31 March 2013	If the Utilisation Date falls within the period from 1 April to 30 June 2013	If the Utilisation Date falls within the period from 1 July 2013 to 30 September 2012	If the Utilisation Date falls within the period from 1 October 2013 to the day falling twelve (12) Months from the Utilisation Date

1st Interest Payment Date	the date falling six (6) Months from the Utilisation Date	the date falling six (6) Months from the Utilisation Date	the date falling six (6) Months from the Utilisation Date	the date falling six (6) Months from the Utilisation Date	the date falling six (6) Months from the Utilisation Date

2nd Interest Payment Date & 1st Repayment Date	the date falling twelve (12) Months from the Utilisation Date	the date falling twelve (12) Months from the Utilisation Date	the date falling twelve (12) Months from the Utilisation Date	the date falling twelve (12) Months from the Utilisation Date	the date falling twelve (12) Months from the Utilisation Date

3rd Interest Payment Date	2 April 2014	2 July 2014	8 October 2014	5 January 2015	2 April 2015

4th Interest Payment Date & 2nd Repayment Date	8 October 2014	5 January 2015	2 April 2015	2 July 2015	8 October 2015

5th Interest Payment Date	2 April 2015	2 July 2015	8 October 2015	4 January 2016	5 April 2016

6th Interest Payment Date & 3rd Repayment Date	8 October 2015	4 January 2016	5 April 2016	4 July 2016	11 October 2016

7th Interest Payment Date	5 April 2016	4 July 2016	11 October 2016	4 January 2017	3 April 2017

8th Interest Payment Date & 4th Repayment Date	11 October 2016	4 January 2017	3 April 2017	3 July 2017	9 October 2017

1 On the assumption that the Signing Date will occur after 1 October 2012 but before 31 December 2012.

9th Interest Payment Date	3 April 2017	3 July 2017	9 October 2017	4 January 2018	3 April 2018

10th Interest Payment Date & 5th Repayment Date	9 October 2017	4 January 2018	3 April 2018	3 July 2018	8 October 2018

11th Interest Payment Date	3 April 2018	3 July 2018	8 October 2018	4 January 2019	2 April 2019

12th Interest Payment Date & 6th Repayment Date	Termination Date	Termination Date	Termination Date	Termination Date	Termination Date

All periods referenced above are inclusive of the date(s) mentioned. If any day referenced above is not a Business Days, the relevant Interest Payment Date or Repayment Date shall instead fall on the immediately following Business Day.

Schedule 4
Form of Compliance Certificate

From: Golden Bridge Holdings Limited

To:    China Development Bank Corporation Hong Kong Branch

Dated:

Dear Sirs

US$320,000,000 Term Loan Facility Agreement dated ____________ 2012 with Golden Bridge Holdings Limited as borrower (as amended from time to time, the “Agreement”)

We refer to the Agreement (as the same may from time to time be amended, varied, supplemented, restated or novated). Terms defined in the Agreement shall have the same meanings when used in this certificate.

We confirm that, in respect of the last day of the Relevant Period ending on [•]:

[insert details of the financial covenants to be certified including calculations]

We confirm that no Default is continuing.*

[Authorized Signatory]

For and on behalf of

Golden Bridge Holdings Limited

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 5
DOCUMENTS required to be
delivered by the NEW BORROWER

1.	An accession deed in the Agreed Form and duly executed by the New Borrower (the “Accession Deed”).

2.	A copy of the constitutional documents of the New Borrower.

3.	A copy of a resolution of the board of directors of the New Borrower:

(a)	approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents to which it is a party and resolving that it execute the Accession Deed;

(b)	authorising a specified person or persons to execute the Accession Deed on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	A certificate of the New Borrower (signed by a director of the New Borrower) confirming that:

(a)	borrowing the Total Commitment would not cause any borrowing or similar limit binding on it to be exceeded; and

(b)	each copy document relating to it specified in this Schedule 4 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Deed.

6.	Written confirmation from each Obligor that each of the Finance Documents to which it, he or she is a party as well as any guarantee granted and any Security created thereunder will be continue to be in full force and effect.

7.	A legal opinion of the legal advisers to the Lender in the jurisdiction in which the New Borrower is incorporated and jurisdiction of the governing law of any Finance Document referred to in paragraph 6, in each case in form and substance satisfactory to the Lender.

Schedule 6
Existing Target Facilities

As of the Signing Date 截止至本贷款协议签署日	Unit: US$ 单位:美元

Borrowing Entity 借款单位	Lending Bank 贷款银行	Facility Amount 借款金额	Period 期限 (年、月、日)
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Bank of China, Changge City Sub-branch 中国农业银行长葛市支行	9,777,637.60	2009.12.29 - 2014.12.27
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Bank of China, Changge City Sub-branch 中国农业银行长葛市支行	11,196,972.09	2010.02.04 - 2013.02.03
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Bank of China, Changge City Sub-branch 中国农业银行长葛市支行	4,888,818.80	2010.03.19 - 2014.12.27
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Bank of China, Changge City Sub-branch 中国农业银行长葛市支行	11,354,675.92	2010.09.17 - 2014.12.27
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Bank of China, Changge City Sub-branch 中国农业银行长葛市支行	3,942,595.81	2010.12.10 - 2013.12.10
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Development Bank of China, Changge Sub-branch 中国农业发展银行长葛支行	956,911.28	2012.07.03 - 2013.07.02
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Development Bank of China, Changge Sub-branch 中国农业发展银行长葛支行	8,673,710.77	2012.03.26 - 2013.03.22
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Development Bank of China, Changge Sub-branch 中国农业发展银行长葛支行	7,885,191.61	2012.03.29 - 2013.03.27
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Development Bank of China, Changge Sub-branch 中国农业发展银行长葛支行	7,885,191.61	2012.03.30 - 2013.03.28
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Development Bank of China, Changge Sub-branch 中国农业发展银行长葛支行	7,096,672.45	2012.03.31 - 2013.03.28
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Agricultural Development Bank of China, Changge Sub-branch 中国农业发展银行长葛支行	4,857,908.85	2012.03.31 - 2013.03.28
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Merchants Bank 招商银行	7,490,932.03	2009.11.30 - 2014.11.26
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Merchants Bank 招商银行	4,731,114.97	2012.01.13 - 2013.01.12

Borrowing Entity 借款单位	Lending Bank 贷款银行	Facility Amount 借款金额	Period 期限 (年、月、日)
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Merchants Bank 招商银行	7,490,932.03	2010.03.05 - 2014.11.26
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Lending from Canadian Government 加拿大政府借款	1,124,922.24	2000.07.07 - 2042.05.15
Zhumadian Zhongpin Food Co., Ltd. 驻马店众品食业股份有限公司	ABN AMRO Bank, Shanghai Branch(Zhumadian) 荷兰银行上海分行(驻马店)	7,885,191.61	2012.09.17 - 2012.10.17
Anyang Zhongpin Food Co., Ltd. 安阳众品食业股份有限公司	ABN AMRO Bank, Shanghai Branch(Anyang） 荷兰银行上海分行(安阳)	7,885,191.61	2012.07.05 - 2012.10.08
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Construction Bank, Changge City Sub-branch 建设银行长葛市支行	6,308,153.29	2010.06.30 - 2013.06.29
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Construction Bank, Changge City Sub-branch 建设银行长葛市支行	6,308,153.29	2011.11.28 - 2012.11.27
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Construction Bank, Changge City Sub-branch 建设银行长葛市支行	7,885,191.61	2012.01.09 - 2013.01.08
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Construction Bank, Changge City Sub-branch 建设银行长葛市支行	7,885,191.61	2012.03.31 - 2014.03.25
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Construction Bank, Changge City Sub-branch 建设银行长葛市支行	3,154,076.64	2011.06.24 - 2013.03.01
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Construction Bank, Changge City Sub-branch 建设银行长葛市支行	4,731,114.97	2011.06.24 - 2013.06.23
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Construction Bank, Changge City Sub-branch 建设银行长葛市支行	2,365,557.48	2012.04.23 - 2014.03.25
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Construction Bank, Changge City Sub-branch 建设银行长葛市支行	7,885,191.61	2012.07.31 - 2013.07.30
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Everbright Bank, Xuchang Branch 光大银行许昌分行	6,308,153.29	2011.11.10 - 2012.11.09
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Everbright Bank, Xuchang Branch 光大银行许昌分行	1,577,038.32	2011.11.28 - 2012.11.27
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Everbright Bank, Xuchang Branch 光大银行许昌分行	4,731,114.97	2012.01.16 - 2013.01.15

Borrowing Entity 借款单位	Lending Bank 贷款银行	Facility Amount 借款金额	Period 期限 (年、月、日)
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	China Everbright Bank, Xuchang Branch 光大银行许昌分行	4,731,114.97	2012.06.13 - 2013.06.12
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Xuchang Commercial Bank 许昌商业银行	3,154,076.64	2012.07.10 - 2013.06.12
Tianjin Zhongpin Food Co., Ltd. 天津众品食业股份有限公司	China Merchants Bank(Tianjin) 招商银行(天津)	4,731,114.97	2012.02.29 - 2012.11.22
Tianjin Zhongpin Food Co., Ltd. 天津众品食业股份有限公司	China Merchants Bank(Tianjin) 招商银行(天津)	3,154,076.64	2012.09.17 - 2013.09.16
Anyang Zhongpin Food Co., Ltd. 安阳众品食业股份有限公司	China Merchants Bank (Anyang) 招商银行(安阳)	2,365,557.48	2012.07.27 - 2013.01.27
Luoyang Zhongpin Food Co., Ltd. 洛阳众品食业股份有限公司	China Merchants Bank (Luoyang) 招商银行(洛阳)	2,365,557.48	2012.07.27 - 2013.01.27
Yongcheng Zhongpin Food Co., Ltd. 永城众品食业股份有限公司	China Merchants Bank (Yongcheng) 招商银行(永城)	2,365,557.48	2012.07.27 - 2013.01.27
Zhumadian Zhongpin Food Co., Ltd. 驻马店众品食业股份有限公司	China Merchants Bank (Zhumadian) 招商银行(驻马店)	2,365,557.48	2012.07.27 - 2013.01.27
Tianjin Zhongpin Food Co., Ltd. 天津众品食业股份有限公司	Agricultural Bank of China, Tianjin Branch 中国农业银行天津分行	7,885,191.61	2010.07.29 - 2015.07.11
Tianjin Zhongpin Food Co., Ltd. 天津众品食业股份有限公司	Agricultural Bank of China, Tianjin Branch 中国农业银行天津分行	12,616,306.58	2010.11.30 - 2011.07.30
Tianjin Zhongpin Food Co., Ltd. 天津众品食业股份有限公司	Agricultural Bank of China, Tianjin Branch 中国农业银行天津分行	9,462,229.93	2011.05.31 - 2013.05.30
Tianjin Zhongpin Food Co., Ltd. 天津众品食业股份有限公司	Agricultural Bank of China, Tianjin Branch 中国农业银行天津分行	7,885,191.61	2011.05.31 - 2015.05.30
Luoyang Zhongpin Food Co., Ltd. 洛阳众品食业股份有限公司	Minsheng Bank (Luoyang) 民生银行(洛阳)	6,308,153.29	2012.08.17 - 2013.08.17
Anyang Zhongpin Food Co., Ltd. 安阳众品食业股份有限公司	Minsheng Bank (Anyang) 民生银行(安阳)	6,308,153.29	2012.08.09 - 2013.08.09
Zhumadian Zhongpin Food Co., Ltd. 驻马店众品食业股份有限公司	Minsheng Bank (Zhumadian) 民生银行(驻马店)	6,308,153.29	2012.08.24 - 2013.08.24
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Old Town Accounting Center 老城镇会计核算中心	1,609,339.19	2010.06.01 - 长期

Borrowing Entity 借款单位	Lending Bank 贷款银行	Facility Amount 借款金额	Period 期限 (年、月、日)
Tianjin Zhongpin Food Co., Ltd. 天津众品食业股份有限公司	Minsheng Bank (Tianjin) 民生银行(天津)	6,308,153.29	2012.08.29 - 2013.05.17
Tianjin Zhongpin Food Co., Ltd. 天津众品食业股份有限公司	Industrial Bank (Tianjin) 兴业银行(天津)	3,154,076.64	2012.04.01 - 2013.03.31
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Industrial Bank, Zhengzhou Branch 兴业银行郑州分行	7,885,191.61	2012.06.12 - 2013.06.11
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Industrial Bank, Zhengzhou Branch 兴业银行郑州分行	7,885,191.61	2012.08.14 - 2013.08.13
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	Huaxia Bank 华夏银行	12,616,306.58	2012.06.25 - 2013.06.25
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	CITIC Bank, Zhengzhou Branch 中信银行郑州分行	1,577,038.32	2012.07.25 - 2013.07.25
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	CITIC Bank, Zhengzhou Branch 中信银行郑州分行	4,731,114.97	2012.09.28 - 2013.09.28
Anyang Zhongpin Food Co., Ltd. 安阳众品食业股份有限公司	CITIC Bank (Anyang) 中信银行(安阳)	1,577,038.32	2012.07.20 - 2013.07.20
Luoyang Zhongpin Food Co., Ltd. 洛阳众品食业股份有限公司	CITIC Bank (Luoyang) 中信银行(洛阳)	1,577,038.32	2012.07.20 - 2013.07.20
Yongcheng Zhongpin Food Co., Ltd. 永城众品食业股份有限公司	CITIC Bank (Yongcheng) 中信银行(永城)	1,577,038.32	2012.07.20 - 2013.07.20
Changchun Zhongpin Food Co., Ltd. 长春众品食业股份有限公司	China Development Bank, Jilin 吉林国开行	19,712,979.03	2012.04.20 - 2022.04.19
Changchun Zhongpin Food Co., Ltd. 长春众品食业股份有限公司	China Development Bank, Jilin 吉林国开行	11,985,491.25	2012.07 - 2022.04
Henan Zhongpin Food Share Co. Ltd. 河南众品食业股份有限公司	SDIC Trust 国投信托	18,924,459.86	2012.09.28 - 2013.09.28
Anyang Zhongpin Food Co., Ltd. 安阳众品食业股份有限公司	SDIC Trust (Anyang) 国投信托(安阳)	6,308,153.29	2012.09.28 - 2013.09.28
	合计	363,698,112

SIGNATURE PAGE

As Borrower

GOLDEN BRIDGE HOLDINGS LIMITED

By:	/s/ Xianfu Zhu
	Name:	Xianfu Zhu
	Title:	Director

Address:	c/o Henan Zhongpin Food Co., Ltd.
No. 21, Changshe Road, City of Changge, Henan Province,
People's Republic of China 461500

Attention:	Jing, Jiangtao

Telephone:	(86) 374-6219316

Facsimile:	(86) 374-6227819

Signature page to the Facility Agreement

As Lender

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

By:	/s/ Liu Hao
	Name:	Liu Hao
	Title:	Chief Executive

Address:	33/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong

Attention:	Loan Management Department

Telephone:	+852 2801 6218

Facsimile:	+852 2530 4083

Signature page to the Facility Agreement